                                                                     EXHIBIT 5.1


(713) 758-3613                                                    (713) 615-5725


                                  July 17, 1998


Newfield Exploration Company
363 N. Sam Houston Parkway, E., Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:

         We have acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and
(iv) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock. The aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants offered by the Company hereby (the "Securities") will not exceed $250,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit.

         Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, including forms of the Indentures filed as exhibits to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

         Based upon the foregoing examination and review, we are of the opinion that:

         (i) When (a) the Registration Statement has become effective under the Securities Act, (b) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction

Newfield Exploration Company
Page 2
July 17, 1998


                  imposed by any court or governmental body having jurisdiction over the Company, and (c) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable.

         (ii) When (a) the Registration Statement has become effective under the Securities Act, (b) the terms of the issuance of any shares of Common Stock or any series of Preferred Stock (and Depositary Shares, if applicable) to be issued and sold by the Company pursuant to the Registration Statement have been established by the Board of Directors of the Company (or a committee thereof), and (c) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (iii) When (a) the Registration Statement has become effective under the Securities Act, (b) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (c) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and (x) any Debt Securities issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (i) above being met, constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable and
                  (y) any shares of Common Stock or Preferred Stock (or Depositary Shares, if applicable) issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable.

Newfield Exploration Company
Page 3
July 17, 1998


         The foregoing opinions are limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                        /s/ Vinson & Elkins L.L.P.